Exhibit 99.1

FOR IMMEDIATE RELEASE

Procera Networks Announces Fourth Quarter and 2010 Year End Results

LOS GATOS, Calif., March 11, 2011 – Procera Networks, Inc. (NYSE Amex: PKT), the Intelligent Policy Enforcement (IPE) company, today reported financial results for its fourth quarter and year ended December 31, 2010.

Fourth Quarter and 2010 Highlights
•	Bookings for the fourth quarter were approximately $9 million
•	Revenue for 2010 was $20.3 million, up 1% compared to 2009, and fourth quarter revenue was $7.5 million, down 20% from the fourth quarter of 2009
•	Gross margin for 2010 was 57%, up 16 percentage points from 41% in 2009, and fourth quarter gross margin was 58%, up 8 percentage points from 50% in the fourth quarter of 2009
•	Achieved GAAP profitability in the fourth quarter of 2010
•	Net working capital increased to $12.6 million at December 31, 2010, up 73% from $7.3 million in 2009
•
Signed and received initial orders from two new Tier-1 service providers in the fourth quarter, bringing the total to seven new Tier-1 wins in 2010 reflecting a balance between cable and mobile operators

•	14 direct Tier-1 trials ongoing or planned over the next 90 days and additional trials with partners
•	Received over $1 million in follow-on orders from existing Tier-1 customers in the fourth quarter
•	Generated over $1 million in initial orders through OEM partner, following the Company’s partnership agreement in July 2010
•	Continued strong momentum in higher education with over 40 new customer wins in the fourth quarter, bringing the total to over 125 new higher education customers in 2010

Growth Outlook for 2011
•	The annual revenue guidance for 2011 is $30 million, representing growth of 50% year-over-year

“We believe the significant progress we made in 2010 has set the stage for Procera to deliver significant growth in 2011,” said James Brear, president and CEO of Procera Networks.  “We expect that our growth in 2011 will come from new trial wins and initial orders from ongoing or planned Tier-1 trials, as well as follow-on orders from our 13 Tier-1 service provider customers, seven of which were signed in 2010.  We also anticipate growth as a result of our recently announced technology partnership and the significant OEM partnership we successfully signed and launched in the second half of 2010, which generated over $1 million in initial orders in the fourth quarter.

“Our continued penetration into the higher education market will also drive growth in 2011.  We have seen very favorable response from both our higher education customers and our Tier-1 service provider customers to the cost and performance of our PacketLogic PL 8720.

“We are excited about the significant progress we have made in positioning our business for growth.  Our success in signing on seven new Tier-1 service providers and adding a significant OEM partner in 2010, along with our recently announced technology alliance and continued product innovation, underscore our commitment to becoming a leader in the growing Deep Packet Inspection and policy enforcement markets,” concluded Mr. Brear.

Procera Networks, Inc. • 100 Cooper Court, Los Gatos, CA 95032 USA
Tel: (408) 354-7200 • Fax: (408) 354-7211 • www.proceranetworks.com

Fourth Quarter and 2010 Financial Results
Revenue for the fourth quarter of 2010 was $7.5 million, up 60% sequentially compared to revenue of $4.7 million in the third quarter of 2010, and down 20% compared to revenue of $9.4 million in the fourth quarter of 2009.  Revenue for 2010 was $20.3 million, up 1% compared to revenue of $20.1 million in 2009.

GAAP net income for the fourth quarter of 2010 was $182,000, or $0.02 per share, compared to net income of $877,000, or $0.09 per share, in the fourth quarter of 2009.  GAAP net loss for 2010 was $2.9 million, or $0.27 per share, compared to net loss of $7.4 million, or a loss of $0.82 per share, in 2009.

Non-GAAP net income for the fourth quarter of 2010 was $600,000, compared to non-GAAP net income of $1.1 million in the fourth quarter of 2009.  Non-GAAP net loss for 2010 was $1.5 million, compared to non-GAAP net loss of $2.8 million for 2009.  For an explanation of non-GAAP financial measures used in this release, and reconciliation to comparable GAAP measures, please refer to the Use of Non-GAAP Financial Information below.

Conference Call Information
Procera Networks, Inc. will host a conference call at 8:30 a.m. Eastern Time today to discuss its financial results for the fourth quarter and year ended December 31, 2010.  Interested parties can access the live call by dialing 877-941-8416 or 480-629-9808 (International) and request the “Procera” call.  A replay of the call will be available approximately one hour following the end of the call through 11:59 p.m. ET on Friday, March 18, 2011, by dialing 800-406-7325 and entering the replay code of 4420776#.  To access the replay from international locations, dial 303-590-3030 using the same passcode.  An archive of the conference call will be available on the Quarterly Results and Events section of the Procera Networks’ Investor Relations Web site at www.proceranetworks.com/investors.

Safe Harbor Statement
This press release contains forward-looking statements, including statements relating to expectations for revenue growth in 2011, our ability to win new business, the potential for new Tier 1 customers to become significant customers, potential benefits from partnerships and alliances, including our OEM agreement with GENBAND, obtaining follow-on orders from new and existing customers, and the expected demand for Procera Networks' products and services. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements, including risks related to our ability to raise capital; the acceptance and adoption of our products; our ability to service and upgrade our products; lengthy sales cycles and lab and field trial delays by service providers; our dependence on a limited product line; our dependence on key employees; our ability to compete in our industry with companies that are significantly larger and have greater resources; our ability to protect our intellectual property rights in a global market; our ability to manufacture product quickly enough to meet potential demand; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Procera Networks’ business are set forth in our Form 10-K filed for the year ended December 31, 2009 and subsequent quarterly reports on Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Procera Networks, Inc. • 100 Cooper Court, Los Gatos, CA 95032 USA
Tel: (408) 354-7200 • Fax: (408) 354-7211 • www.proceranetworks.com

Use of Non-GAAP Financial Information
Procera’s management believes that certain non-GAAP financial measures, when taken together with the corresponding consolidated GAAP measures and related segment information, provide incremental insight into the underlying factors and trends affecting both Procera’s performance and its cash generating potential. Management believes these non-GAAP measures increase the transparency of the company’s current results and enable investors to more fully understand trends in its current and future performance.

Thus, in addition to the financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures that we believe are helpful in understanding our financial performance. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, "GAAP to Non-GAAP Reconciliations." Management regularly uses these supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax benefits, if any:

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP net income. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations that requires cash. Investors should note that our intangible assets were essential for generating revenues during the periods presented and will contribute to future period revenues as well.

Stock-based compensation expenses: We have excluded the effect of stock-based compensation from our non-GAAP gross profit, operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees and consultants, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

Non-cash interest expense: We have excluded the effect of a non-cash charge to interest expense for the amortization of debt discounts related to convertible promissory notes that were issued and converted within the second quarter of 2009.

These non-GAAP financial measures are not consistent with GAAP because they do not fully reflect non-cash expenses. The above-mentioned non-GAAP measures are generated by adjusting the related GAAP measures solely to reverse the effect of the above mentioned non-cash expenses. The Company uses these financial measures to provide additional insight into current operating and business trends not readily apparent from the GAAP results.

Management believes users of Procera’s financial statements will benefit from greater transparency in referring to these non-GAAP financial measures when assessing the Company’s operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:

•	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company’s GAAP financial measures;
•	these non-GAAP financial measures should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP;
•	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company’s GAAP financial measures;
•	these non-GAAP financial measures should not be considered to be superior to the Company’s GAAP financial measures;
•
these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles; and

•	management intends to continue to track and present these non-GAAP financial measures for future periods.

Procera Networks, Inc. • 100 Cooper Court, Los Gatos, CA 95032 USA
Tel: (408) 354-7200 • Fax: (408) 354-7211 • www.proceranetworks.com

Further, these non-GAAP financial measures may be unique to Procera, as they may be different from non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure or measures appears at the end of this press release.

About Procera Networks, Inc.
Procera Networks Inc. delivers Intelligent Policy Enforcement (IPE) solutions, leveraging advanced Deep Packet Inspection (DPI) technology. This enables carriers, services providers and higher education institutions to improve the quality and lifetime of their networks, better monetize their infrastructure investments, control hazards, and create attractive services for their users by making qualified business decisions based on granular user and traffic intelligence. Procera’s core product suite, the PacketLogic line of platforms, is an engine that drives the PCC (Policy and Charging Control) ecosystem, by enforcing advanced network and service policies. PacketLogic is deployed at more than 600 customers who value the unparalleled accuracy and high-end performance of the PacketLogic solution. Founded in 2002, Procera (NYSE AMEX: PKT) is based in Silicon Valley and has offices around the globe. More information is available at www.proceranetworks.com.

Press Contact
Diana Loredo, Procera Networks, 408-890-7039, diana.loredo@proceranetworks.com

Investor Relations Contact
Charles Messman or Todd Kehrli, MKR Group Inc., 323-468-2300, pkt@mkr-group.com

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Procera Networks, Inc. • 100 Cooper Court, Los Gatos, CA 95032 USA
Tel: (408) 354-7200 • Fax: (408) 354-7211 • www.proceranetworks.com

Procera Networks, Inc.
Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Sales
Product sales	$6,236,571	$8,500,330	$15,824,947	$17,009,423
Support sales	1,281,517	863,977	4,498,285	3,119,421
Total sales	7,518,088	9,364,307	20,323,232	20,128,844
Cost of sales
Product cost of sales	3,046,366	4,521,168	8,312,770	11,430,349
Support cost of sales	107,465	184,314	500,275	514,503
Total cost of sales	3,153,831	4,705,482	8,813,045	11,944,852

Gross profit	4,364,257	4,658,825	11,510,187	8,183,992
	58.1%	49.8%	56.6%	40.7%
Operating expenses:
Research and development	1,033,542	704,664	3,304,650	2,607,851
Sales and marketing	2,023,318	1,859,461	6,855,203	6,820,543
General and administrative	1,086,805	1,185,196	4,086,908	4,992,538
Total operating expenses	4,143,665	3,749,321	14,246,761	14,420,932

Income (loss) from operations	220,592	909,504	(2,736,574)	(6,236,940)

Interest and other income (expense), net	(31,516)	(32,088)	(147,405)	(1,838,790)

Income (loss) before income taxes	189,076	877,416	(2,883,979)	(8,075,730)
Income tax provision (benefit)	6,750	-	9,729	(691,450)
Net income (loss)	$182,326	$877,416	$(2,893,708)	$(7,384,280)

Net income (loss) per share - basic	$0.02	$0.09	$(0.27)	$(0.82)
Net income (loss) per share - diluted	$0.02	$0.09	$(0.27)	$(0.82)

Shares used in computing net income (loss) per share*:
Basic	11,210,956	9,408,224	10,898,228	8,988,587
Diluted	11,270,054	9,436,686	10,898,228	8,988,587

* Shares used in per share calculations reflect a 1-for-10 reverse stock split effected by the Company on February 4, 2011.

Procera Networks, Inc.
Condensed Consolidated Balance Sheets

	December 31, 2010	December 31, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$7,875,798	$3,191,896
Accounts receivable, net of allowance	11,407,220	8,908,620
Inventories, net	2,549,695	1,877,264
Prepaid expenses and other	831,737	692,007
Total current assets	22,664,450	14,669,787

Property and equipment, net	873,173	589,717
Goodwill	960,209	960,209
Other non-current assets	19,150	103,307
Total assets	$24,516,982	$16,323,020

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit	$1,718,732	$1,917,088
Accounts payable	1,943,799	1,003,225
Deferred revenue	3,732,756	1,680,581
Accrued liabilities	2,662,564	2,255,039
Notes payable	-	500,000
Total current liabilities	10,057,851	7,355,933

Non-current liabilities
Deferred revenue	704,735	422,479
Deferred rent	-	29,371
Total liabilities	10,762,586	7,807,783

Commitments and contingencies	-	-

Stockholders' equity:
Common stock	11,315	9,408
Additional paid-in capital	76,093,272	67,898,878
Accumulated other comprehensive loss	(331,883)	(268,449)
Accumulated deficit	(62,018,308)	(59,124,600)
Total stockholders' equity	13,754,396	8,515,237

Total liabilities and stockholders' equity	$24,516,982	$16,323,020

Procera Networks, Inc.
GAAP to Non-GAAP Reconciliation; and Supplemental Financial Information
Unaudited

	Three Months Ended			Twelve Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Sales - U.S. GAAP as reported	7,518,088	4,734,777	9,364,307	20,323,232	20,128,844

Reconciliation of Gross Profit:
U.S. GAAP as reported	4,364,257	2,711,803	4,658,825	11,510,187	8,183,992
As a percentage of sales	58.1%	57.3%	49.8%	56.6%	40.7%
Adjustment:
Amortization on intangibles (1)	-	-	-	-	1,017,333
Stock-based compensation (2)	24,671	19,948	20,362	88,469	70,759
As Adjusted	4,388,928	2,731,751	4,679,187	11,598,656	9,272,084
As a percentage of sales	58.4%	57.7%	50.0%	57.1%	46.1%

Reconciliation of Operating Expense:
U.S. GAAP as reported	4,143,665	3,408,614	3,749,321	14,246,761	14,420,932
Adjustment:
Amortization on intangibles (1)	-	-	-	-	1,461,240
Stock-based compensation (2)	393,001	336,676	250,643	1,325,713	1,086,198
As Adjusted	3,750,664	3,071,938	3,498,678	12,921,048	11,873,494

Reconciliation of Net Income (Loss):
U.S. GAAP as reported	182,326	(738,972)	877,416	(2,893,708)	(7,384,280)
Adjustment:
Amortization on intangibles (1)	-	-	-	-	2,478,573
Stock-based compensation (2)	417,672	356,624	271,005	1,414,182	1,156,957
Interest related to beneficial conversion feature (3)	-	-	-	-	1,644,756
Income tax adjustment (4)	-	-	-	-	(696,495)
As Adjusted	599,998	(382,348)	1,148,421	(1,479,526)	(2,800,489)

(1) The intangible assets recorded at fair value as a result of our acquisitions are amortized over the estimated useful life of the respective asset.
(2) Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Statements of Financial Accounting Standards No. 123 (R).
(3) Interest expense related to beneficial conversion feature of convertible promissory notes.
(4) Income tax benefit from the amortization of intangible assets.